SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                  May 23, 2000
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                        (Date of earliest event reported)


                         Progress Financial Corporation
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             (Exact name of registrant as specified in its charter)



Delaware                              0-14815                       25-2413363
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(State of other jurisdiction    (Commission File Number)           (IRS Employer
  of incorporation)                                             Identified No.)


4 Sentry Parkway, Suite 230, Blue Bell, Pennsylvania              19422-0764
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(Address of principal executive offices)                           (Zip Code)



                                 (610)-825-8800
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              (Registrant's telephone number, including area code)
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                                 Not Applicable
--------------------------------------------------------------------------------
Former name,former address and former fiscal year,if changed since last report)



                         Exhibit Index appears on page 4

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Item 5.           Other Events

     On May 23,  2000,  Progress  Financial  Corporation  announced  the sale of
ProCall Teleservices, Inc. to Product Development Corporation. For further information, see the press release attached as Exhibit 99(a) and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             PROGRESS FINANCIAL CORPORATION





Dated:   June 20, 2000                     By:  /s/ Michael B. High
                                                ---------------------------
                                                Michael B. High
                                                Executive Vice President and
                                                Chief Financial Officer

                                  EXHIBIT INDEX

         Exhibit Number                         Description

           99(a)              Press Release on sale of ProCall Teleservices,Inc.
                                 issued on May 23, 2000

                                  Exhibit 99(a)

               Press Release on sale of ProCall Teleservices, Inc.
                             issued on May 23, 2000

                                                           Exhibit 99(a)


NEWS RELEASE

Contact: Michael B. High--(610) 941-4804
                  Executive Vice President and CFO
                  Progress Financial Corporation
                  4 Sentry Parkway - Suite 200
                  Blue Bell, PA   19422
For Immediate Release                       For Information Contact:
                                            Jeane Coyle
                                            610-940-3976

                PROGRESS FINANCIAL CORPORATION ANNOUNCES SALE OF
         PROCALL TELESERVICES, INC. TO PRODUCT DEVELOPMENT CORPORATION

     Blue Bell, PA - May 23, 2000 --- Progress Financial Corporation (PFC), headquartered in Blue Bell, Pennsylvania, announced the sale of Procall Teleservices, Inc. (Procall), its business-to-business teleservices subsidiary company, to Product Development Corporation (PDC) of Monterey, California. PFC will recognize a profit on the sale of ProCall during the second quarter amounting to approximately $2.5 million ($1.5 million after tax) or $ .26 per share. The announcement was made today by W. Kirk Wycoff, president and CEO of PFC. According to Wycoff, the sale of Procall is part of Progress's strategy to concentrate resources on the rapidly growing community banking business. PFC's core competencies within the financial services industry also include mezzanine lending, venture capital, leasing, insurance and asset based lending. Headquartered in Blue Bell, Pennsylvania, Procall Teleservices is an interactive teleservices and Internet communications and marketing firm serving businesses ranging from start-ups to Fortune 500 companies. The company was started by Progress in 1997 to service its increasing teleservices needs. "Progress established Procall as a new business to help make us more competitive," notes Wycoff. "It has diversified and grown into a strong and profitable enterprise, due to the leadership of its president, Claudia Timbo. Revenues for 1999 were $3.4 million and they have continued to grow. While Procall has been successful as a subsidiary of Progress Financial Corporation, the time is right to let the company proceed to an environment where new resources, investment and strategy can take it through the next level of growth." Judy Kent, vice president of teleservices for Product Development Corporation, is impressed with the level of professionalism and experience ProCall brings to the PDC Teleservices team. "It is an exciting time in the industry and our combined strengths bring a new level of service to our current and future clients. There is an increasing trend in companies outsourcing their call center activities and we have never been better positioned to be the best possible partner."

     Procall will continue to operate in its present Blue Bell location, serving current clients, including Progress Bank's call center functions, and taking on new accounts and activities from Product Development Corporation. Claudia Timbo, who has served as president of Procall since its inception, will continue in this capacity.

About Progress Financial Corporation (PFC)

     Progress Financial Corporation is a unitary thrift holding company headquartered in Blue Bell, Pennsylvania. The business of the Company consists primarily of the operation of Progress Bank, which serves businesses and consumers through fifteen full service offices. The Company also offers a diversified array of financial services including equipment leasing through Progress Leasing Company, with offices in Blue Bell, Pennsylvania and Timonium, Maryland, and financial planning services and investments through Progress
Financial Resources, Inc., headquartered in Philadelphia, Pennsylvania. In addition, the Company conducts commercial mortgage banking and brokerage services through Progress Realty Advisors, Inc. with locations in Blue Bell, Pennsylvania; Richmond and Chesapeake, Virginia; Woodbridge, New Jersey; Wilmington, Delaware; and Raleigh, North Carolina. The Company also conducts construction and development of assisted living communities through Progress Development Corporation, and venture capital activities managed by Progress Capital Management, Inc. The Company's common stock is traded on the Nasdaq Stock Market, National Market under the Symbol "PFNC".

About Product Development Corporation (PDC)

     PDC is a 60 year old company with revenues in excess of $130 million, headquartered in Monterey, California. A leader in their industry, PDC provides value-added distribution, fulfillment, and information management services through over 40 locations across the US, Canada, and UK. Over 400 million pieces of product are distributed annually to businesses and consumers. PDC's customers include a broad range of Fortune 500 companies.

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